                       SECOND AMENDMENT TO LEASE AGREEMENT

         This SECOND AMENDMENT TO LEASE AGREEMENT (the "SECOND AMENDMENT")is made as of February 15, 2000 between MIDDLEFIELD - BERNARDO ASSOCIATES LLC, a Delaware limited liability company ("LANDLORD"), and DITECH CORPORATION, a California corporation ("TENANT").

                                    RECITALS:

         A. Tenant is the tenant under that certain Lease Agreement dated August 25, 1998 (the "ORIGINAL LEASE") between Lincoln-Whitehall Pacific, LLC ("PRIOR LANDLORD"), as landlord, and Tenant. The Original Lease has been amended by that certain First Amendment to Lease Agreement dated January 25, 1999 (the "FIRST AMENDMENT") between Prior Landlord and Tenant. The Original Lease, as amended by the First Amendment, is the "PRIOR LEASE"; the Prior Lease, as amended by this Second Amendment, is the "Lease". The Prior Lease concerns those certain premises (the "ORIGINAL PREMISES") which consist of approximately 35,800 rentable square feet of space in the building (known as "Building A", or "Unit A") located at 825 East Middlefield Road, Mountain View, California, as such premises are more specifically described in the Original Lease. All initially-capitalized terms in this Second Amendment which are not defined in this Second Amendment shall have the meanings given them in the Prior Lease.

         B. Landlord has acquired all of Prior Landlord's interest in the Park and the Prior Lease.

         C. Addendum 1 to the Original Lease grants Tenant a right to extend the term of the Lease, and Addendum 2 to the Original Lease grants Tenant certain rights to expand into additional premises identified in the Original Lease as Expansion Space #1 and Expansion Space #2.

         D. Expansion Space #1 consists of approximately 14,273 rentable square feet of space (notwithstanding that Addendum 2 to the Original Lease erroneously states that this space contains 14,815 rentable square feet) in the building in the Park which has an address of 815 East Middlefield Road, and which is known as "Building B", or "Unit B". Expansion Space #1 is depicted on Exhibit A to Addendum 2 to the Original Lease. Expansion Space #1 is currently occupied by Semiconductor Equipment and Materials International, Inc. ("SEMI"). SEMI's lease covering Expansion Space #1 is currently scheduled to expire on June 30, 2000, but SEMI has indicated to Landlord that SEMI may be interested in vacating Expansion Space #1 prior to that date. Another tenant of the Park, Cisco Systems, Inc. ("Cisco") has a right of first offer to Expansion Space #1 which is prior to Tenant's rights to Expansion Space #1.

         E. Expansion Space #2 consists of approximately 11,245 rentable square feet of space in Building B. Expansion Space #2 is depicted on Exhibit A to Addendum 2 to the Original Lease. Expansion Space #2 is currently occupied by Brandt Electronics, Inc. ("BRANDT"). Brandt's lease covering Expansion Space #2 is currently scheduled to expire on October 31, 2000. PRI Automation ("PRI") has a right of first offer to Expansion Space #2 which is prior to Tenant's rights to Expansion Space #2. Together, Expansion Space #1 and Expansion Space #2 comprise all of

Building B. Expansion Space #1 and Expansion Space #2 are, collectively, the "EXPANSION SPACE".

         F. Landlord and Tenant desire to amend the Prior Lease to extend the Term and to add the Expansion Space to the Premises in accordance with the terms of this Second Amendment.

         NOW, THEREFORE, Landlord and Tenant agree as follows:

         1. INTERPRETATION. The Prior Lease remains in full force and effect as amended by this Second Amendment. Wherever the terms of this Second Amendment and the Prior Lease conflict, this Second Amendment shall control.

         2.       EXPANSION OF PREMISES.

                  a. EXPANSION SPACE #1. Landlord may tender possession of Expansion Space #1 to Tenant at any time after SEMI has vacated and surrendered Expansion Space #1 to Landlord and prior to July 1, 2000. If Landlord has not then already tendered possession of Expansion Space #1 to Tenant, Landlord shall tender possession of Expansion Space #1 to Tenant on July 1, 2000, provided that if SEMI has not vacated and surrendered possession of Expansion Space #1 to Landlord on or before June 30, 2000, Landlord shall thereafter make commercially reasonable efforts to cause SEMI to vacate and surrender Expansion Space #1 Premises as soon as possible, and Landlord shall not be obligated to tender possession of Expansion Space #1 to Tenant until SEMI has vacated and surrendered possession of Expansion Space #1 to Landlord. Tenant shall accept possession of Expansion Space #1 from Landlord on the date Landlord tenders possession of it in accordance with this Second Amendment. Landlord shall tender possession of Expansion Space #1 in broom-clean condition and with all building operating systems, including heating, ventilating and air conditioning systems ("HVAC"), in good working condition. The date Landlord tenders possession of Expansion Space #1 to Tenant in accordance with this Second Amendment is the "EXPANSION SPACE #1 COMMENCEMENT DATE". Effective on and after the Expansion Space #1 Commencement Date, Expansion Space #1 shall constitute part of the Premises, and each reference in the Prior Lease to the "Premises" shall include Expansion Space #1. Tenant shall commence paying Rent with respect to Expansion Space #1 on the day which is 31 days after the Expansion Space #1 Commencement Date as provided below in Section 5 of this Second Amendment. Promptly after the Expansion Space #1 Commencement Date occurs, Landlord and Tenant shall execute and deliver an amendment to the Lease stating the actual Expansion Space #1 Commencement Date. Expansion Space #1 shall be conclusively deemed to contain 14,273 rentable square feet of space for all purposes related to the Lease.

                  b. EXPANSION SPACE #2. After Brandt vacates and surrenders possession of Expansion Space #2 to Landlord, Landlord shall demolish the existing tenant improvements, so as to leave Expansion Space #2 in a gutted shell condition. Landlord shall tender possession of Expansion Space #2 to Tenant after completing such demolition, but no earlier than November 1, 2000, provided that if Brandt fails to vacate and surrender possession of Expansion Space #2 to Landlord on or before October 31, 2000, Landlord shall thereafter make commercially reasonable efforts to cause Brandt to vacate and surrender Expansion Space #2 Premises as soon as possible, and Landlord shall not be obligated to tender possession of Expansion Space #2 to Tenant until Brandt has vacated and surrendered possession of Expansion Space #2 to Landlord and Landlord has had a reasonable period of time in which to complete the required demolition. Tenant shall accept possession of Expansion Space #2 from Landlord on the date Landlord tenders possession of it in accordance with this Second Amendment. Landlord shall tender possession of Expansion Space #2 to Tenant with the demolition work described in this Section 2.b. completed. Landlord shall be responsible for putting the building operating systems, including HVAC, in or serving Expansion Space #2 in good working condition on the date Tenant occupies Expansion Space #2 for its intended use. The date Landlord tenders possession of Expansion Space #2 to Tenant in accordance with this Second Amendment is the "EXPANSION SPACE #2 COMMENCEMENT DATE". Effective on and after the Expansion Space #2 Commencement Date, Expansion Space #2 shall constitute part of the Premises, and each reference in the Prior Lease to the "Premises" shall include Expansion Space #2. Tenant shall commence paying Rent with respect to Expansion Space #2 on the Expansion Space #2 Commencement Date as provided below in Section 5 of this Second Amendment. Promptly after the Expansion Space #2 Commencement Date occurs, Landlord and Tenant shall execute and deliver an amendment to the Lease stating the actual Expansion Space #2 Commencement Date. Expansion Space #2 shall be conclusively deemed to contain 11,245 rentable square feet of space for all purposes related to the Lease.

                  c. EXTERIOR ADA COMPLIANCE. Landlord shall, at Landlord's sole cost, perform all work on the exterior walkways, exterior stairs, and other improvements serving Building B (but not including any tenant improvements in the Expansion Space or any other part of Building B) which are, in Landlord's reasonable opinion, reasonably required to bring such exterior improvements serving Building B into compliance with any provisions of the Americans With Disabilities Act which are applicable and in effect as of the Expansion Space #2 Commencement Date.

                  d. AS-IS CONDITION; NO REPRESENTATIONS; NO INDUCEMENTS. Tenant shall accept possession of Expansion Space #1 and Expansion Space #2 on, the respective dates that Landlord tenders possession of them, in their "as-is", "whereas" condition with all faults on the date of tender, provided that nothing in this Section 2.d shall relieve Landlord of its obligation to perform all demolition and other work expressly required by Sections 2.a., 2.b., and 2.c. Other than the demolition and other work Sections 2.a., 2.b., and 2.c. require Landlord to perform, Landlord shall have no obligation to perform any demolition, construct any tenant improvements, or perform any other work whatsoever, in any part of the Expansion Space or the remainder of the Park. Tenant hereby acknowledges that neither Landlord nor any of its agents has made any representations or warranties whatsoever as to the suitability, safety, or fitness of the Expansion Space for the conduct of Tenant's business, Tenant's intended use of the Expansion Space, or for any other purpose whatsoever. Tenant hereby also acknowledges that, except for the "TI Allowance", as that term is defined below in this Second Amendment, Landlord has not agreed to provide to Tenant any other form of inducement whatsoever in connection with the extension of the Term or the inclusion of the Expansion Space within the Premises.

         3.       TENANT WORK.

                  a. TENANT WORK. Tenant shall perform such tenant improvement work (the "TENANT WORK") in each of Expansion Space #1 and Expansion Space #2 as Tenant elects for the purpose of using the Expansion Space for the Permitted Uses. Tenant shall be entitled to commence the Tenant Work on the first Expansion Space to be delivered in accordance with the terms of this Section 3 without waiting for the commencement date of the second Expansion Space.

                  b. PLANS. Prior to commencing any Tenant Work, Tenant shall, at its sole risk and cost, deliver to Landlord separate sets of architectural plans and specifications (the "PLANS") for the proposed Tenant Work in each of Expansion Space #1 and Expansion Space #2. The Plans shall be subject to Landlord's approval and shall be approved by all local governmental authorities with jurisdiction. Landlord's approval of any Plans may be conditioned upon Landlord's written requirement delivered concurrently with the approval of such Plans that Tenant remove or alter to satisfy the requirements of this Section 3.b. upon the termination of the Lease, all or any portion of the Tenant Work shown on such Plans which Landlord would be required after the termination of the Lease to alter or remove in order to render the relevant portion of the Expansion Space fully functional and operational and ready for occupancy by a typical prospective tenant of such portion of the Expansion Space. Landlord may so designate for removal at the termination of the Lease features such as a "clean room," offices of an atypical size, or an excess of a particular size or style of office or other room. Landlord will not unreasonably withhold its approval of any Plans, provided, that Landlord shall be deemed to have reasonably withheld its approval of such Plans if the proposed Tenant Work shown on such proposed Plans, in Landlord's reasonable opinion, either: (i) is likely to adversely affect the operating systems, structure (including but not limited to any part of the roof), or exterior appearance of Building B; operating systems or the structure of Building B, including its roof; (ii) is likely to materially increase the cost of operating Building B; (iii) would violate any governmental laws, rules or ordinances; (iv) contains or uses Hazardous Materials other than those permitted by all applicable laws; (v) is not approved or permitted by any mortgagee or beneficiary under any mortgage or deed of trust encumbering the Park; or (vi) is not in accordance with "Landlord's Building Standards", as that term is defined in Exhibit B to the Original Lease. If Landlord notifies Tenant that changes are required to any Plans, Tenant shall promptly submit to Landlord, for its approval, such Plans amended in accordance with the changes so required. Tenant shall also revise the proposed Plans and change the proposed Tenant Work shown on such proposed Plans to incorporate any work required in the relevant portion of the Expansion Space by any local governmental field inspector. Landlord shall deliver written notice (the "APPROVAL NOTICE") to Tenant of its approval of any Plans, provided that any Plans which Tenant has duly submitted to Landlord for approval shall be deemed approved by Landlord if Landlord fails to provide notice to Tenant of any comments of objections within 5 days after Landlord received such proposed Plans. Any Plans approved by Landlord or deemed approved by Landlord are "APPROVED PLANS". Landlord's approval of any Plans shall in no way be deemed to be (a) an acceptance or approval of any element in such Plans which is in violation of any applicable laws, ordinances, regulations or other governmental requirements, or (b) an assurance that work done pursuant to the Approved Plans will comply with all applicable laws, or satisfy Tenant's objectives and needs.

                  c. PERFORMANCE OF TENANT WORK. With respect to each of the two portions of the Expansion Space, upon Tenant's receipt of the Approval Notice for such portion of the Expansion Space and the Commencement Date of such portion of the Expansion Space, Tenant shall proceed, at its sole risk and cost and with due diligence, to complete all of the Tenant Work for such portion of the Expansion Space. Tenant shall, at its sole expense, obtain all required building permits for the construction of the Tenant Work shown on the Approved Plans and, except where specifically designated in the Approved Plans; shall use only new, first-class materials in the Tenant Work. All Tenant Work shall be performed only by a contractor or contractors approved by Landlord in advance in writing, and shall be completed in a good and workmanlike manner and in accordance with all applicable statutes, laws, codes and regulations. Tenant and Tenant's contractors shall make all efforts and take all steps reasonably appropriate to assure that all construction activities do not unreasonably interfere with the operation of the buildings in the Park and the ability of other occupants of the Park to conduct business in a routine manner. Tenant shall have no authority to deviate materially from the Approved Plans as approved by Landlord in the performance of the Tenant Work, except as authorized by Landlord in writing, which authorization shall not be unreasonably withheld or delayed. Tenant shall provide notice to Landlord of the date of the occurrence of the substantial completion of the Tenant Work with respect to each of the two portions of the Expansion Space, together with a statement from Tenant's architect or general contractor (the "SUBSTANTIAL COMPLETION CERTIFICATE") certifying that such substantial completion has occurred and the total cost to Tenant of all labor, materials, and services supplied in the construction or installation of the Tenant Work for such portion of the Expansion Space, together with all design costs and other fees and expenses properly allocable to the performance of the Tenant Work in such portion of the Expansion Space (the "PROJECT COSTS"). The Substantial Completion Certificate shall include an itemized listing of the total cost of the Tenant Work shown on such Approved Plans and copies of invoices or such other source documents as Landlord may reasonably request in order to verify its accuracy. Upon Landlord's receipt of each of the two Substantial Completion Certificates, Landlord shall inspect the relevant Tenant Work and note any deficiencies or unfinished items which, if so noted, Tenant shall complete with due diligence. Tenant shall perform all Tenant Work in accordance with all provisions of the Prior Lease, including but not limited to Section 10.1 of the Original Lease, which are not inconsistent with the terms of this Second Amendment, provided that Tenant shall not be obligated to post the completion and indemnity bond required by Section 10.1 of the Original Lease, and further provided that Landlord shall not be entitled to a management fee for managing the construction of the Tenant Work under this Second Amendment. Notwithstanding that Landlord shall not receive a management fee for managing the performance of the Tenant Work, Tenant shall reimburse Landlord, promptly after demand, as rent under the Lease, for all reasonable charges and fees which Landlord actually pays to unaffiliated third parties in connection with reviewing or inspecting the Tenant Work. If for any reason the Lease is terminated (either entirely or only with respect to all or a part of the Expansion Space) prior to the completion of all Tenant Work, Tenant shall, at its sole cost and risk, return the Expansion Space as soon as is commercially practicable to at least as good a condition for the purposes of leasing to another tenant as it was in on the date Landlord tendered possession of it to Tenant, and shall indemnify Landlord for all lost profits and all cost and expense Landlord incurs as a result of or in connection with the failure of the Expansion Space to be in at least as good a condition as it was in on the date Landlord tendered possession to Tenant.

                  d. ALLOWANCE. Landlord shall reimburse Tenant for all or some portion of the Project Costs through an allowance (the "ALLOWANCE") in the amount of $8.50 per rentable square foot of each of the two portions of the Expansion Space. The Allowance shall be payable separately with respect to Expansion Space #1 and Expansion Space #2 in accordance with this Section 3.d. Provided that no default then exists with respect to Tenant's obligation to pay Rent and Tenant is then lawfully in occupancy of the applicable portion of the Expansion Space in the routine conduct of its business, Landlord shall pay to Tenant a sum in the amount of the lower of the $8.50 per rentable square foot of the applicable portion of the Expansion Space Allowance or the actual Project Costs for such portion of the Expansion Space within 10 business days after the last to occur of the following: (i) Landlord's receipt of the Substantial Completion Certificate for such portion of the Expansion Space; and (ii) Landlord's receipt of full lien waivers for all of the Tenant Work for such portion of the Expansion Space. Tenant shall be solely responsible for all Project Costs for such portion of the Expansion Space in excess of the portion of the Allowance payable with respect to such portion of the Expansion Space. Project Costs shall not include, and the Allowance shall not be payable with respect to, any overhead or other "internal" costs or expenses of Tenant, any costs or expenses which are not actually paid to third parties unaffiliated with Tenant, or any costs of purchasing, leasing, and/or installing any equipment or other personal property which will not become part of the Premises and the property of Landlord upon installation in the Expansion Space. The $8.50 per rentable square foot maximum shall apply collectively to both of Expansion Space #1 and Expansion Space #2, so that if Project Costs for one portion of the Expansion Space do not equal $8.50 per rentable square foot, but Project Costs for the other portion exceed $8.50 per rentable square foot, Tenant shall be entitled to be reimbursed for more than $8.50 per rentable square foot of Project Costs for the second portion of the Expansion Space, provided that the maximum amount of the Allowance shall remain the lesser of $216,903 or total actual Project Costs for the entire Expansion Space.

         4. EXTENSION OF TERM. Under the Prior Lease, the initial Term is scheduled to expire on December 13, 2003 (the "EXPIRATION DATE"). Landlord and Tenant hereby amend the Prior Lease by shortening the initial Term so that it will expire on, and so that the Expiration Date of the initial Term will be, the day before the first to occur of the Expansion Space #1 Commencement Date or the Expansion Space #2 Commencement Date. Landlord and Tenant hereby further amend the Lease by extending the Term for the period (the "FIRST EXTENSION TERM") which commences on the day after the Expiration Date of the initial Term (the "EXTENSION TERM COMMENCEMENT DATE") and ends on June 30, 2006. Each successive 12-month period during the Term commencing on the first day of the month in which the Extension Term Commencement Date occurs is an "EXTENSION TERM LEASE Year"

         5. RENT. The monthly installments of Base Rent and the Tenant's Share of Operating Expenses, the Tenant's Share of Tax Expenses, the Tenant's Share of Common Area Utility Costs, and the Tenant's Share of Utility Costs under Original Lease Sections 6.1, 6.2, and 7, during the following portions of the First Extension Term shall be as follows:

------------------------------------------------------------- -------------------------------- ----------------
EXTENSION TERM LEASE YEAR (OR PORTION)                          MONTHLY INSTALLMENT OF BASE    TENANT'S SHARE
                                                                           RENT
------------------------------------------------------------- -------------------------------- ----------------
     IF THE EXPANSION SPACE #1 COMMENCEMENT DATE IS THE
              EXTENSION TERM COMMENCEMENT DATE

During the 30-day period  commencing  on the Extension  Term
Commencement Date:                                                        $66,713                  20.84%

From the 31st day after the Extension Term Commencement Date through the day before Expansion Space #2 Commencement
Date:                                                                    $113,008                  29.91%
------------------------------------------------------------- -------------------------------- ----------------
IF  THE  EXPANSION  SPACE  #2   COMMENCEMENT   DATE  IS  THE
EXTENSION TERM COMMENCEMENT DATE

From the Extension Term  Commencement  Date through the 30th
day after Expansion Space #1 Commencement Date                           $105,287                  27.39%
------------------------------------------------------------- -------------------------------- ----------------
From  the  later of (i) the 31st  day  after  the  Expansion
Space #1  Commencement  Date or (ii) the Expansion  Space #2
Commencement  Date,  through the end of Extension Term Lease
Year 1                                                                   $141,683                  35.69%
------------------------------------------------------------- -------------------------------- ----------------
                             2                                           $146,078                  35.69%
------------------------------------------------------------- -------------------------------- ----------------
                             3                                           $150,571                  35.69%
------------------------------------------------------------- -------------------------------- ----------------
                             4                                           $155,168                  35.69%
------------------------------------------------------------- -------------------------------- ----------------
                             5                                           $159,892                  35.69%
------------------------------------------------------------- -------------------------------- ----------------
From the first day of  Extension  Term  Lease Year 6 through
the last day of the First Extension Term                                 $164,719                  35.69%
------------------------------------------------------------- -------------------------------- ----------------

                                      -7-

         6. SECURITY DEPOSIT. On the date Tenant executes and delivers this Second Amendment to Landlord, Tenant shall deliver to Landlord $80,920 as an additional Security Deposit to be held and applied by Landlord and/or returned to Tenant as provided in Section 4 of the Original Agreement. Accordingly, upon Tenant's delivery of the additional Security Deposit, the total amount of the Security Deposit under the Lease will be $164,719.

         7. PARKING. During the First Extension Term, the number of non-exclusive, non-designated parking spaces which Tenant will be entitled to use under Section 24 of the Original Lease shall be the product of the number of parking spaces in the Park from time to time multiplied by the "Tenant's Share" specified in the third column of the table in Section 5 of this Second Amendment at the relevant times.

         8. SUBLETTING. Notwithstanding the provisions of Section 15 of the Original Lease to the contrary: (i) Tenant shall be entitled to keep all profit from any sublease of all or a portion of Expansion Space #2 during the 12-month period commencing on the 31st day after the Expansion Space #2 Commencement Date; and (ii) Landlord shall have no recapture right with respect to a sublease of all or any portion of Expansion Space #2 during the 24-month period commencing on the 31st day after the Expansion Space #2 Commencement Date. With respect to any sublease of Expansion Space #2 that continues beyond the 24-month period commencing on the 31st day after the Expansion Space #2 Commencement Date, Landlord shall retain any right of recapture it may have with respect to such excess portion of the sublease term. As provided in Section 15 of the Original Lease, if Tenant subleases all or any portion of the Expansion Space (other than Expansion Space #2 during the 24-month period provided above), Landlord shall be entitled to receive, as rent under the Lease, 75% of all subleasing profits with a deduction only for a reasonable leasing commission.

         9. TERMINATION OF OPTION TO EXTEND THE LEASE AND FIRST RIGHT OF OFFER. Effective upon the full execution and delivery of this Second Amendment, all of Landlord's obligations under Addendum 1 (Option to Extend the Lease) to the Original Lease and Addendum 2 (First Right of Offer) to the Original Lease shall be deemed fully satisfied and Tenant shall have no further rights whatsoever under Addendum 1 and/or Addendum 2.

         10. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Second Amendment shall not be deemed effective and neither Landlord nor Tenant shall have any obligation under this Second Amendment until both of the following conditions precedent have been satisfied: (i) Landlord has received the written consent of its lender to this Second Amendment, provided that this condition shall be deemed satisfied upon Landlord's delivery of written notice to Tenant that Landlord has, in its sole discretion, determined that the lender has waived its consent rights with. respect to this Second Amendment; and (ii) Landlord has received a written waiver by Cisco of all of its rights with respect to Expansion Space #1, provided that this condition shall be deemed satisfied upon Landlord's delivery of written notice to Tenant that Landlord has, in its sole discretion, determined that Cisco has waived its rights with respect to Expansion Space #1. Landlord hereby confirms that PRI has waived its rights with respect to Expansion Space #2. If either one or both of the conditions precedent remains unsatisfied on July 1, 2000, either Landlord or Tenant shall be entitled to terminate this Second Amendment by delivering a written termination notice to the other, provided that Tenant's termination notice shall be null and void and this Second Amendment shall remain in full force and effect if Landlord obtains satisfaction of both conditions precedent within 5 business days after receiving Tenant's notice of termination. Upon the effectiveness of such a termination, this Second Amendment shall be null and void with the same effect as if it had never been executed or delivered, and Landlord shall return to Tenant the additional Security Deposit made by Tenant under Section 6 of this Second Amendment.

         11. BROKERS. Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents or affiliates have dealt with any broker, finder or the like in connection with this Second Amendment, except Craig Fordyce and David Sandlin of Colliers International, who are representing Landlord, and Scott Daugherty of Colliers International, who is representing Tenant, the payment of whose commissions is Landlord's responsibility under a separate agreement between Colliers International and Landlord. Each of Landlord and Tenant agrees to indemnify, defend and hold the other harmless from and against all loss, expense (including reasonable attorney fees, legal costs and court costs), damage and liability resulting from the claims of any broker or finder (including anyone claiming to be a broker or finder) on account of any services claimed to have been rendered to the indemnifying party in connection with the transaction contemplated by this Second Amendment.

         12. COMMON AREA CHANGES. Landlord shall have the right, in Landlord's sole discretion, from time to time, provided that Tenant's proximity to parking and access to the Premises are not materially diminished other than on a temporary basis: (i) to make changes to the Common Areas, including without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;
(ii) to close temporarily any of the Common Areas for maintenance, rebuilding or other alterations so long as reasonable access to the Premises remains available; (iii) to remove or renovate existing buildings in the Park or add additional buildings or other improvements in the Common Areas; (iv) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Park; and (v) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Park as Landlord may deem appropriate.

         13. ADDRESS CHANGE. The address for the payment of rent and for notices to Landlord under or in connection with the Lease is hereby designated as:

                           Middlefield - Bernardo Associates LLC
                           c/o United Capital Corp., its agent
                           111 Pine Street
                           Suite 1250
                           San Francisco, CA. 94111
                           Attention: Steven F. Lachman
                           Phone:             (415) 782-3600
                           Fax:               (415) 421-0612

                  with a copy of all notices to:

                           Middlefield - Bernardo Associates LLC
                           c/o Eagle Ridge Partners LLC
                           Suite 960
                           5500 Wayzata Boulevard
                           Minneapolis MN 55416

         This SECOND AMENDMENT TO LEASE AGREEMENT is executed and delivered as of the date first written above.

                                       DITECH CORPORATION

                                       By:        /s/ William J. Tamblyn
                                          ---------------------------------
                                       Name:     William J. Tamblyn
                                            -------------------------------
                                       Title:    VP/CFO
                                             ------------------------------

                                       MIDDLEFIELD - BERNARDO ASSOCIATES LLC

                                       By:       /s/John C. Scholz
                                          ---------------------------------
                                       Name:     John C. Scholz
                                            -------------------------------
                                       Title:    Manager
                                             ------------------------------


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